Integra LifeSciences Announces Preliminary Second Quarter Revenue Results; Will Host Second Quarter 2020 Financial Results Conference Call on August 10, 2020

PRINCETON, New Jersey, July 9, 2020 -- Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, announced today certain unaudited preliminary second quarter financial results. The company also announced that it will release full second quarter 2020 financial results on Monday, August 10, 2020 at 4:30pm ET.

Preliminary Second Quarter Revenue Results

Second quarter 2020 reported revenue is expected to be in the range of $254 million to $256 million, representing a decline of approximately 34% on a reported basis and approximately 32% on an organic basis compared to 2019. Throughout the quarter, monthly sales performance improved sequentially due to the resumption of non-emergent surgical procedures and the easing of shelter-in-place restrictions. The Company’s average daily sales in the month of June were down approximately 15% when compared to the average daily sales rate for the full second quarter of 2019. The preliminary results set forth above are unaudited and remain subject to completion of the Company’s financial closing procedures.

The Company is encouraged by the improvement in monthly sales trends during the second quarter. However, given the continued uncertainty due to the ongoing impact of COVID-19, we currently are unable to determine the impact on revenue beyond the first half of 2020, and are continuing to monitor, assess and respond to the situation. The Company will provide an update on August 10, 2020, as part of our second quarter earnings call, along with a discussion of our full second quarter financial results.

Second Quarter 2020 Financial Results Conference Call

The Company will release full second quarter 2020 financial results on Monday, August 10 after the market closes. In conjunction with the earnings release, Integra’s management team will host a conference call at 4:30 p.m. ET.

The live call is accessible by dialing (800) 263-0877 and using the passcode 4133628.  A simultaneous webcast of the call will be available via the Company’s website at www.integralife.com.

A webcast replay of the call can be accessed through the Investor Relations homepage of Integra's website at www.integralife.com.  A replay of the call will be available until August 15, 2020 by dialing (888) 203-1112 and using the passcode 4133628.

About Integra LifeSciences
Integra LifeSciences is a global leader in regenerative technologies, neurosurgical and extremity orthopedic solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, Cadence®, Certas®, Codman®, CUSA®, DuraGen®,

DuraSeal®, ICP Express®, Integra®, MediHoney®, MicroFrance®, PriMatrix®, Salto Talaris®, SurgiMend®, TCC-EZ®, Titan™ and VersaTru®.  For the latest news and information about Integra and its products, please visit www.integralife.com.

This news release contains forward-looking statements, including statements regarding the Company’s unaudited, preliminary second quarter financial results and statements about our current and future performance within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, and reflect the Company's judgment as of the date of this release.  Forward-looking statements include, but are not limited to, those that include words such as “estimate,” “will,” “plan,” “should,” “expect,” “continue,” and “forecast” and include, for example, statements related to the expected impact of COVID-19 on the Company; the impact of contingency plans and expense reductions; the Company’s liquidity and financial position; future financial results; and similar statements. Forward-looking statements also include, but are not limited to, statements concerning future financial performance, including projections for revenues. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to, risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2019 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

The Company believes that the presentation of organic revenues and the other non-GAAP measures, provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this news release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

Investor Relations Contact:
Michael Beaulieu
Director, Investor Relations
(609) 529-4812
michael.beaulieu@integralife.com

Media Contact:
Laurene Isip
Senior Director, Global Corporate Communications
(609) 750-7984

laurene.isip@integralife.com